As filed with the Securities and Exchange Commission on April 20, 2004.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0577130 (I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)

LONG-TERM INCENTIVE PLAN
(As Amended and Restated as of February 6, 2004)
(Full title of the plan)

Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)

(330) 438-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered (1)	Registered	Share	Price (2)	Fee
Common Stock without par value	4,500,000 shares	$23.80	$107,100,000	$13,570.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Registrant’s Long-Term Incentive Plan (As Amended and Restated as of February 6, 2004) (the “Plan”).

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for Common Stock on the New York Stock Exchange on April 15, 2004.

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-86452 filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2002, Registration Statement No. 333-35154 filed with the Commission on April 19, 2000 and Registration Statement No. 333-02553 filed with the Commission on April 16, 1996 are incorporated herein by reference. This registration statement on Form S-8 is filed for the purpose of registering an additional 4,500,000 Common Shares of the Registrant under the Plan.

Item 8. Exhibits.

     The following Exhibits are being filed as part of this registration statement:

4	(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

(b	)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (File No. 1-1169) and incorporated herein by reference).

(c	)	The Timken Company Long-Term Incentive Plan (as Amended and Restated as of February 6, 2004) (filed as an Exhibit to the Registrant’s Definitive Proxy Statement in connection with its 2004 Annual Meeting and incorporated herein by reference).

5		Opinion of Counsel.

23	(a)	Consent of Independent Auditors.

23	(b)	Consent of Counsel (included in Exhibit 5).

24		Power of Attorney.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 20th day of April 2004.

THE TIMKEN COMPANY

By:	/s/Scott A. Scherff

Scott A. Scherff
Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James W. Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2004

* Glenn A. Eisenberg	Executive Vice President — Finance and Administration (Principal Financial Officer)	April 20, 2004

* Sallie B. Bailey	Senior Vice President — Finance and Controller (Principal Accounting Officer)	April 20, 2004

* W.R. Timken, Jr.	Director	April 20, 2004

* Jerry J. Jasinowski	Director	April 20, 2004

* John A. Luke, Jr.	Director	April 20, 2004

* Robert W. Mahoney	Director	April 20, 2004

Jay A. Precourt	Director

* Joseph W. Ralston	Director	April 20, 2004

* Frank C. Sullivan	Director	April 20, 2004

* John M. Timken, Jr.	Director	April 20, 2004

* Ward J. Timken	Director	April 20, 2004

* Ward J. Timken, Jr.	Director	April 20, 2004

* Joseph F. Toot, Jr.	Director	April 20, 2004

Signature	Title	Date
* Jacqueline F. Woods	Director	April 20, 2004

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED: April 20, 2004	By:	/s/Scott A. Scherff

Scott A. Scherff, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (File No. 1-1169) and incorporated herein by reference).

(c)	The Timken Company Long-Term Incentive Plan (as Amended and Restated as of February 6, 2004) (filed as an Exhibit to the Registrant’s Definitive Proxy Statement in connection with its 2004 Annual Meeting and incorporated herein by reference).

5	Opinion of Counsel.

23(a)	Consent of Independent Auditors.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

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